Exhibit 99.1

UPDATE: ZBB Energy Reports Third Quarter Results for Fiscal Year 2012

Record Quarterly Revenues of $1.645 Million Result From Initial Product Shipments in Q3

MILWAUKEE, WI--(Marketwire - May 7, 2012) - ZBB Energy Corporation (NYSE Amex: ZBB), the leading developer of intelligent, renewable energy power platforms, reported revenues of $1,645,291 and $3,724,069 for the three and nine months ended March 31, 2012, respectively, representing increases of $1,439,320 and $3,283,417, or 699% and 745%, compared to the corresponding fiscal 2011 periods. Net loss on the basis of accounting principles generally accepted in the United States (GAAP) was $3.47 million or $0.09 per share and $7.88 million or $0.23 per share in the three and nine months ended March 31, 2012, respectively, compared to $2.9 million and $6.7 million, or $0.12 and $0.33 per share in the three and nine months ended March 31, 2011, respectively.

Revenues of $1,645,291 for the three months ended March 31, 2012 included product revenue of $929,925 shipped during the quarter and $715,366 of engineering and development revenues related to the Honam collaboration and the major U.S. technology research partnership.

Revenues of $3,724,069 for the nine months ended March 31, 2012 included $2.1 million of revenue from our collaboration agreement with Honam Petrochemical, $200,000 of revenue from our U.S. strategic development partner and product revenues of $1,396,953. We started shipping ZBB EnerSystems™ in February 2012, we acquired Tier Electronics in January 2011 and we commenced our collaboration agreement with Honam in April 2011.

Total costs and expenses for the three months ended March 31, 2012 and 2011 were $5,195,479 and $3,179,828, respectively. This increase of $2,015,651 was primarily due to the following:

•	$752,330 of costs of product sales in fiscal third quarter 2012 compared to $221,463 in the same year-ago period was due to an increase in commercial product sales.
•
$517,414 of costs of engineering and development in fiscal third quarter 2012 compared to zero costs in the same year-ago period was due to activities related to engineering and development agreements.

•
Increase in advanced engineering and development expenses of $761,657 was due to an increase in the company's engineering and development activities for its ZBB EnerStore™ and ZBB EnerSection™ systems, which include preproduction development and pilot plant operations.

•
Increase in depreciation and amortization expenses of $185,561 was primarily due to the amortization of intangible assets related to the Tier acquisition beginning in January 2011 and equipment purchases.

Due to the above, the company's net loss for the three months ended March 31, 2012 was $3,472,885 compared to $2,868,789 net loss for the three months ended March 31, 2011.

Total costs and expenses for the nine months ended March 31, 2012 and 2011 were $11,736,075 and $7,212,991, respectively. This increase of $4,523,084 was primarily due to the following:

•	$1,096,621 of costs of product sales in the nine month period ended March 31, 2012 as compared to $300,521 in the same year-ago period was due to an increase in commercial product sales.
•
$998,521 of costs of engineering and development in the nine month period ended March 31, 2012 as compared to zero costs in same year-ago period was due to activities related to engineering and development agreements, including the Honam and U.S. strategic partner contracts.

•
Increase in advanced engineering and development expenses in the nine month period ended March 31, 2012 of $1,221,537 was due to an increase in the company's engineering and development activities for its ZBB EnerStore and ZBB EnerSection systems, which include preproduction development and pilot plant operations.

•
Increase in selling, general, and administrative expenses in the nine month period ended March 31, 2012 of $762,850 was due primarily to a planned increase in sales, marketing and administrative personnel, which resulted in an increase in salaries and related expense of $312,000 and an increase of $541,000 due to the inclusion of Tier Electronics for nine months in fiscal 2012 compared to two months in fiscal 2011.

•
Increase in depreciation and amortization expenses of $744,076 was primarily due to the amortization of intangible assets related to the Tier acquisition beginning in January 2011, as well as property, plant and equipment additions.

Due to the above, the company's net loss for the nine months ended March 31, 2012 was $7,878,643 compared to $6,741,364 net loss for the nine months ended March 31, 2011.

The company's cash balance at the end of the quarter was $906,765. The company's current cash balance as of the date of this earnings release is $2 million. Current backlog exceeds $6.2 million, including product backlog of $5.6 million and engineering contract backlog of $600,000. After booking record shipments in Q3, product backlog has increased by $200,000 since the company's last earnings call.

Recent company accomplishments since the beginning of Q3 include:

•	Record revenue of $1.6 million, reflecting emergence from developmental stage to pre-commercial sales.
•	Initial shipments of ZBB EnerStore next generation proprietary flow battery system and ZBB EnerSection systems.
•	25kw ZBB EnerSection ETL certified to UL1741 standards (for seamless grid interface), with substantial progress towards certification of 60kw and 125kw models.
•	Awarded a $171,000 contract to deliver transportable power management system to the Department of Defense.
•	ZBB Energy's China joint venture company, Anhui Meineng Store Energy Co., Ltd., received official business license registration.
•	Received a $426,000 component product order from Anhui Meineng Store Energy Co., Ltd.
•	Awarded $621,000 contract for a ZBB EnerSystem microgrid installation at Pearl Harbor as part of the DoD SPIDERS program.
•	Completed $3.0 million equity financing in early February.
•	Completed $2.4 million subordinated debt financing May 2.
•	Filed for S-1 public offering in late February for a $10 million underwritten public offering.
•	Terminated the Socius CG II, Ltd. financing instrument in early May.

The company closed a $2.4 million convertible debt financing on May 2, 2012. This financing provides the company with necessary working capital to fund increasing production through FY 2012. During the fourth quarter of FY 2012, the company expects to raise an incremental $10 million in a public stock offering. In connection with this financing, on May 7, 2012 we sent a notice to Socius CG II, Ltd. terminating our financing agreement.

"Our record revenue in the third fiscal quarter was driven by the inaugural shipments of our new flagship products," said Eric Apfelbach, ZBB Energy's President and CEO. "The unique capabilities of our products continue to receive market validation, as demonstrated by our recent contract win to supply intelligent power management and storage for the SPIDERS microgrid program, a major U.S. Department of Defense energy security initiative that involves multiple government agencies, state governments and public utilities.

"It is clear from what we see in our target markets and the industry forecasts that we are at the beginning of a huge growth phase in the global energy storage market. ZBB has positioned itself in the top growth markets in the world with the most compelling products. We have also structured our supply chain and production facilities to support a continued ramp up in sales and meet our targets for increasing gross margins and achieving EBITDA breakeven."

"As we look ahead to the end of this current quarter and into fiscal 2013," Apfelbach continued, "we expect revenue to continue to increase quarterly, fueled by increased design wins in our target segments that have repeat order potential. In addition, we expect to gain even more leverage in our sales channel through our current and future industry and JV partners. As of the close of the third fiscal quarter, our sales pipeline was estimated at over $30 million."

Conference Call and Webcast
ZBB Energy will hold a conference call to discuss its financial results later today, Monday, May 7, 2012 at 11:00 a.m. Eastern time. Management will host the presentation, followed by a question and answer period.

Date: Monday, May 7, 2012
Time: 11:00 a.m. Eastern time (10:00 a.m. Central time)
Dial-In Number: 1-800-946-0706
International: 1-719-457-2632
Conference ID#: 4406877

The conference call will be broadcast simultaneously and available for replay here and via the investor section of the company's Web site at www.zbbenergy.com.

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization and ask you to wait until the call begins. If you have any difficulty connecting with the conference call, please contact the Liolios Group at 949-574-3860.

A replay of the call will be available after 2:00 p.m. Eastern time on the same day and until June 7, 2012:

Toll-free replay number: 1-888-203-1112
International replay number: 1-719-457-0820
Replay pin number: 4406877

About ZBB Energy Corporation
ZBB Energy Corporation (NYSE Amex: ZBB) designs, develops, and manufactures advanced energy storage, power electronic systems, and engineered custom and semi-custom products targeted at the growing global need for distributed renewable energy, energy efficiency, power quality, and grid modernization. ZBB and its power electronics subsidiary, Tier Electronics, LLC have developed a portfolio of integrated power management platforms that combine advanced power and energy controls plus energy storage to optimize renewable energy sources and conventional power inputs whether connected to the grid or not. Tier Electronics participates in the energy efficiency markets through their hybrid vehicle control systems, and power quality markets with their line of regulation solutions. Together, these platforms solve a wide range of electrical system challenges in global markets for utility, governmental, commercial, industrial and residential end customers. Founded in 1998, ZBB's platforms ensure optimal efficiencies today, while offering the flexibility to adapt and scale to future requirements. ZBB's corporate offices and production facilities are located in Menomonee Falls, WI, USA with offices also located in Perth, Western Australia. For more information, visit: http://www.zbbenergy.com

Safe Harbor
Certain statements made in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended that are intended to be covered by the "safe harbor" created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as "believe," "expect," "may," "will," "should," "could," "seek," "intend," "plan," "estimate," "anticipate" or other comparable terms. Forward-looking statements in this press release may address the following subjects among others: statements regarding the sufficiency of our capital resources, expected operating losses, expected revenues, expected expenses and our expectations concerning our business strategy. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management's Discussion and Analysis of Financial Condition and Results of Operations sections of our most recently filed Annual Report on Form 10-K and our subsequently filed Quarterly Reports on Form 10-Q. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

ZBB ENERGY CORPORATION
Condensed Consolidated Balance Sheets

	March 31, 2012 (Unaudited)	June 30, 2011
Assets
Current assets:
Cash and cash equivalents	$906,765	$2,910,595
Accounts receivable, net	565,289	171,622
Inventories	2,255,840	1,662,850
Prepaid and other current assets	167,509	56,462
Refundable income tax credit	157,173	164,640
Total current assets	4,052,576	4,966,169
Long-term assets:
Property, plant and equipment, net	5,791,033	4,766,871
Deferred offering and financing costs	93,579	-
Investment in investee company	1,530,010	-
Intangible assets, net	1,325,620	1,811,507
Goodwill	803,079	803,079
Total assets	$13,595,897	$12,347,626

Liabilities and Equity
Current liabilities:
Bank loans and notes payable	$1,126,832	$779,088
Accounts payable	1,745,704	961,221
Accrued expenses	476,118	695,273
Deferred revenues	1,637,122	1,528,482
Accrued compensation and benefits	188,829	289,996
Total current liabilities	5,174,605	4,254,060
Long-term liabilities:
Bank loans and notes payable	3,060,039	3,937,056
Total liabilities	8,234,644	8,191,116

Equity
Series A preferred stock ($0.01 par value, $10,000 face value)	6,283,517	3,715,470
Common stock ($0.01 par value); 150,000,000 authorized	410,551	299,124
Additional paid-in capital	68,334,658	60,777,286
Notes receivable - common stock	(6,273,043)	(3,707,799)
Treasury stock - 0 and 13,833 shares, respectively	-	(11,136)
Accumulated deficit	(63,222,326)	(55,343,683)
Accumulated other comprehensive loss	(1,586,927)	(1,572,752)
Total ZBB Energy Corporation Equity	3,946,430	4,156,510
Noncontrolling interest	1,414,823	-
Total equity	5,361,253	4,156,510
Total liabilities and equity	$13,595,897	$12,347,626

ZBB ENERGY CORPORATION
Condensed Consolidated Statements of Operations (Unaudited)

	Three months ended March 31,		Nine months ended March 31,
	2012	2011	2012	2011
Revenues
Product sales	$929,925	$205,971	$1,396,953	$255,713
Engineering and development	715,366	-	2,327,116	184,939
Total Revenues	1,645,291	205,971	3,724,069	440,652

Costs and Expenses
Cost of product sales	752,330	221,463	1,096,621	300,521
Cost of engineering and development	517,414	-	998,521	-
Advanced engineering and development	2,073,651	1,311,994	3,959,386	2,737,849
Selling, general, and administrative	1,446,038	1,425,886	4,545,725	3,782,875
Depreciation and amortization	406,046	220,485	1,135,822	391,746
Total Costs and Expenses	5,195,479	3,179,828	11,736,075	7,212,991

Loss from Operations	(3,550,188)	(2,973,857)	(8,012,006)	(6,772,339)

Other Income (Expense)
Equity in income (loss) of investee company	(702)	-	(59,412)	-
Interest income	2,842	2,021	12,810	6,231
Interest expense	(56,503)	(76,953)	(174,994)	(155,829)
Other income	-	-	4,263	573
Total Other Income (Expense)	(54,363)	(74,932)	(217,333)	(149,025)

Loss before provision (benefit) for Income Taxes	(3,604,551)	(3,048,789)	(8,229,339)	(6,921,364)

Provision (benefit) for Income Taxes	(37,657)	(180,000)	(219,457)	(180,000)
Net loss	(3,566,894)	(2,868,789)	(8,009,882)	(6,741,364)
Net loss attributable to noncontrolling interest	94,009	-	131,239	-
Net Loss Attributable to ZBB Energy Corporation	$(3,472,885)	$(2,868,789)	$(7,878,643)	$(6,741,364)

Net Loss per share-
Basic and diluted	$(0.09)	$(0.12)	$(0.23)	$(0.33)

Weighted average shares-basic and diluted:
Basic	39,543,145	24,384,459	34,555,882	20,343,159
Diluted	39,543,145	24,384,459	34,555,882	20,343,159

ZBB ENERGY CORPORATION
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Nine months ended March 31,
	2012	2011
Cash flows from operating activities
Net loss	$(8,009,882)	$(6,741,364)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property, plant and equipment	572,935	258,088
Amortization of intangible assets	562,887	133,658
Stock-based compensation	918,080	602,003
Equity in loss of investee company	59,412	-
Changes in assets and liabilities
Accounts receivable	(393,667)	56,737
Inventories	(669,990)	(337,621)
Prepaids and other current assets	(111,047)	59,742
Refundable income taxes	7,467	(180,000)
Accounts payable	784,483	68,853
Accrued compensation and benefits	(101,167)	(140,851)
Accrued expenses	(217,668)	35,333
Deferred revenues	108,640	245,587
Net cash used in operating activities	(6,489,517)	(5,939,835)
Cash flows from investing activities
Expenditures for property and equipment	(1,597,097)	(772,892)
Acquisition of business, net of cash acquired	-	(225,922)
Investment in investee company	(1,589,422)	-
Net cash used in investing activities	(3,186,519)	(998,814)
Cash flows from financing activities
Proceeds from bank loans and notes payable	-	1,300,000
Repayments of bank loans and notes payable	(529,273)	(306,744)
Proceeds from issuance of debenture notes payable	-	517,168
Proceeds from issuance of Series A preferred stock	2,197,240	3,030,000
Proceeds from issuance of common stock	5,052,401	3,077,582
Common stock issuance costs	(484,983)	-
Deferred offering and financing costs	(93,579)
Proceeds from noncontrolling interest	1,546,062	-
Net cash provided by financing activities	7,687,868	7,618,006
Effect of exchange rate changes on cash and cash equivalents	(15,662)	9,545
Net (increase) decrease in cash and cash equivalents	(2,003,830)	688,902
Cash and cash equivalents - beginning of period	2,910,595	1,235,635

Cash and cash equivalents - end of period	$906,765	$1,924,537

Contact Information:
Dilek Wagner
Financial Reporting Analyst
Investor Relations
ZBB Energy Corporation
T: 262.253.9800, extension 122
Email: dwagner@zbbenergy.com

Investor Relations:
Liolios Group, Inc.
Justin Vaicek
T: 949-574-3860
Email: ZBB@liolios.com